Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2010

FINANCIAL RESULTS

Company Posts 19th Consecutive Quarter of Improved Earnings Results

ATLANTA, GEORGIA, January 26, 2011: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported unaudited financial results for its fourth quarter and year ended December 31, 2010.

The Company recorded fourth quarter revenues of $279.9 million, an increase of 7.8% over the prior year’s fourth quarter revenue of $259.6 million.  Net income increased 23.0% to $19.2 million or $0.13 per diluted share for the fourth quarter ended December 31, 2010, compared to $15.6 million or $0.10 per diluted share for the same period in 2009 excluding certain charges described below.

Revenues for the full year 2010 rose 5.9% to $1.137 billion compared to $1.074 billion for the prior year.  Rollins’ net income for the full year rose 13.0% to $90.0 million, or $0.61 per diluted share, compared to net income of $79.6 million, or $0.53 per diluted share for the prior year excluding certain charges described below.

GAAP earnings for the fourth quarter and full year 2009 were $20.0 million or $0.13 per diluted share and $84.0 million or $0.56 per diluted share respectively.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, “Once more, the Rollins family of pest control companies has exceeded our 2010 major objectives.  We are pleased to have delivered solid financial results for the fourth quarter and for the year.  These results reflect the underlying strength of our business and our initiatives to benefit our customers, employees, and shareholders.”

Mr. Rollins concluded, “The Company is well-positioned for 2011, and we are optimistic that we have the team and plans to again achieve record results.  As we move into a new decade, we are committed to work on the key drivers of the business that have helped make Rollins, Inc., a premier North American consumer and commercial services company.”

Reported results for fourth quarter 2009 as previously disclosed, include a tax benefit related to the conversion of Orkin to a limited liability company, net of cost associated with a Canadian restructuring and repatriation of cash in 2009, and an impairment charge, which combined increased reported fourth quarter 2009 earnings by a net $0.03 per diluted share.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Western Pest Services, PCO Services, The Industrial Fumigant Company, Waltham Services and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Europe, Central America, the Caribbean, the Middle East, Asia and the Mediterranean from over 500 locations.  You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s belief that the Company has the team and plans to again achieve record results and the Company’s commitment to work on the key drivers of its business.  The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009.

ROLLINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At December 31, (unaudited)	2010	2009
ASSETS
Cash and cash equivalents	$20,913	$9,504
Trade receivables, short-term	67,185	60,590
Accounts Receivable - Other	3,248	2,164
Materials and supplies	11,899	10,208
Deferred income taxes	27,396	25,839
Other current assets	20,380	12,225
Total Current Assets	151,021	120,530

Trade receivables, long-term	10,193	9,356
Equipment and property, net	74,013	74,644
Goodwill	210,779	189,658
Customer Contracts	117,291	121,176
Other Intangible Assets	30,265	24,785
Deferred income taxes	15,106	17,901
Other assets	10,346	8,446
Total Assets	$619,014	$566,496

LIABILITIES
Accounts payable	$25,940	$15,841
Accrued insurance	18,652	16,567
Accrued compensation and related liabilities	61,817	57,377
Unearned revenue	85,489	85,883
Line of Credit	26,000	30,000
Other current liabilities	28,543	27,085
Total Current Liabilities	246,441	232,753

Accrued pension	12,515	14,895
Long-term accrued liabilities	62,088	54,282
Total Liabilities	321,044	301,930

STOCKHOLDERS’ EQUITY
Common stock	147,181	148,357
Retained earnings and other equity	150,789	116,209
Total Stockholders’ Equity	297,970	264,566
Total Liabilities and Stockholders’ Equity	$619,014	$566,496

ROLLINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES
Customer services	$279,928	$259,567	$1,136,890	$1,073,958
COSTS AND EXPENSES
Cost of services provided	147,622	136,562	583,089	551,002
Depreciation and amortization	9,365	9,045	36,408	37,169
Sales, general and administrative	92,506	88,563	373,288	355,590
Loss on impairment/sale of assets	118	2,935	123	2,942
Interest expense, net	172	118	437	964
	249,783	237,223	993,345	947,667
INCOME BEFORE TAXES	30,145	22,344	143,545	126,291
PROVISION FOR INCOME TAXES	10,939	2,383	53,543	42,307
NET INCOME	$19,206	$19,961	$90,002	$83,984

NET INCOME PER SHARE - BASIC	$0.13	$0.13	$0.61	$0.56
NET INCOME PER SHARE - DILUTED	$0.13	$0.13	$0.61	$0.56

Weighted average shares outstanding - basic	147,184	148,456	148,030	149,179
Weighted average shares outstanding - diluted	147,306	148,845	148,231	149,624

ROLLINS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIALS

(in thousands except per share data)

(unaudited)

	Fourth Quarter Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009
Net income as reported	$19,961	$83,984
Add: Impairment of project (net of taxes)	1,809	1,809
Less: Net tax benefit	(6,152)	(6,152)
Adjusted earnings	$15,618	$79,641
Adjusted earnings per share	$0.10	$0.53
Weighted average shares outstanding - diluted	148,845	149,624

ROLLINS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIALS

(in thousands except per share data)

(unaudited)

	Fourth Quarter Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009
Net income per share - diluted as reported	$0.13	$0.56
Add: Impairment of project (net of taxes)	$0.01	$0.01
Less: Net tax benefit	$(0.04)	$(0.04)
Adjusted earnings per share - diluted	$0.10	$0.53

CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Fourth Quarter results on:

Wednesday, January 26, 2011 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:
Please dial 877-941-8632 domestic;
480-629-9820 international
at least 5 minutes before start time.

REPLAY: available through February 3, 2011

Please dial 800-406-7325/303-590-3030, Passcode: 4399060

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com